Exhibit 99.2

March 26, 2012	FOR IMMEDIATE RELEASE

RAYMOND JAMES ANNOUNCES CLOSING

OF PUBLIC OFFERING OF SENIOR NOTES

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. (NYSE-RJF) today announced the closing of a registered underwritten public offering of $250,000,000 in aggregate principal amount of its 5.625% senior notes due 2024 at a public offering price of 99.602%. Net proceeds after underwriting discounts and commissions and estimated expenses were approximately $246.9 million, and are expected to be used for payment of a portion of the purchase price of the Morgan Keegan acquisition which is expected to close in April 2012. The remaining portion of the purchase price and related costs will be funded using cash on hand and the net proceeds from the recently completed public offerings of 11,075,000 shares of common stock and $350,000,000 in aggregate principal amount of 6.90% senior notes due 2042.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Raymond James & Associates, Inc. acted as joint-book running managers for the offering. Fifth Third Securities, Inc., US Bancorp Investments, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, LLC and BNY Mellon Capital Markets, LLC acted as co-managers for the offering. The public offering was made by means of a prospectus supplement. Raymond James has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd. have approximately 5,400 financial advisors serving 2 million accounts in 2,400 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $289 billion, of which approximately $38 billion are managed by the firm’s asset management subsidiaries.

Forward-Looking Statements

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements, due to a number of factors, which include, but are not limited to, the possibility that regulatory and other approvals and conditions to the Morgan Keegan acquisition are not received or satisfied on a timely basis or at all, the possibility that modifications to the terms of the Morgan Keegan acquisition may be required to obtain or satisfy such approvals or conditions, changes in the anticipated timing for closing the Morgan Keegan acquisition, difficulty integrating Raymond James’ and Morgan Keegan’s businesses or realizing the projected benefits of the acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, diversion of management time on acquisition related issues, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James’ 2011 Annual Report on Form 10-K and the prospectus supplement for the offering to which this press release relates, which are available on raymondjames.com and sec.gov. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

For more information, please contact Steve Hollister at 727-567-2824

Please visit the Raymond James Press Center at raymondjames.com/media.